Exhibit 10.2

New Century Equity Holdings Corp.
200 Crescent Court, Suite 1400
Dallas, Texas 75201

February 13, 2009

Horst Dieter Esch
1090 Primrose Place
Park City, UT 84098

Dear Dieter:

Reference is hereby made to:

(a) that certain Loan Agreement, dated as of December 21, 2005, as amended, modified or supplemented, from time to time (the “Loan Agreement”, and together with all documents ancillary to the Loan Agreement, the “Loan Documents”), between Wilhelmina International Ltd., a New York corporation (the “Company”), and Signature Bank (“Signature Bank”);

(b) that certain agreement, dated as of August 25, 2008 (the “Acquisition Agreement”), by and among New Century Equity Holdings Corp., a Delaware corporation (“NCEH” or “we”), Wilhelmina Acquisition Corp., a New York corporation (“Wilhelmina Acquisition”), Dieter Esch (“Esch” or “you”), Lorex Investments AG, a Swiss corporation, Brad Krassner (“Krassner”), Krassner Family Investments Limited Partnership, a Nevada limited partnership, the Company, Wilhelmina – Miami, Inc., a Florida corporation (“Wilhelmina Miami”), Wilhelmina Artist Management LLC, a New York limited liability company (“WAM”), Wilhelmina Licensing LLC, a Delaware limited liability company (“Wilhelmina Licensing”), Wilhelmina Film & TV Productions LLC, a New York limited liability company (“Wilhelmina TV”, and together with the Company, Wilhelmina Miami, WAM and Wilhelmina Licensing, the “Wilhelmina Companies”), Sean Patterson, and the shareholders of Wilhelmina Miami; and

(c) that certain allocation letter dated August 25, 2008 (the “Allocation Letter”) between Esch and Krassner directing NCEH with respect to the payment of proceeds under Section 2.3(d) of the Acquisition Agreement.

Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Acquisition Agreement unless the context otherwise requires.

For good and valuable consideration (including in order to facilitate a mutually beneficial closing under the Acquisition Agreement), the receipt and sufficiency of which is hereby acknowledged, you and we hereby agree as follows:

A.	Escrow

Notwithstanding the provisions of Section 2.3 of the Acquisition Agreement and the directions set forth in the Allocation Letter, one million seven hundred and fifty thousand dollars ($1.75 million) of the cash proceeds to be paid to Esch at Closing (taking into account the terms of the Allocation Letter) (such amount, “Bank Holdback Amount”) shall instead be paid to and  held in escrow by the Escrow Agent until the occurrence of either (a) a Holdback Release Event (as defined below) or (b) Bank Payoff Event (as defined below).  Funds held in escrow pursuant to the foregoing shall remain strictly in the custody and control of the Escrow Agent until any release pursuant to Section B below and shall be invested in a money market fund invested principally in US Treasuries.  The “Escrow Agent” shall initially be Olshan Grundman Frome Rosenzweig & Wolosky LLP (“Olshan”) (to whom the Bank Holdback Amount proceeds shall be remitted promptly following Closing, and no later then three (3) Business Days thereafter to enable preparation of an appropriate account); provided that, within fifteen (15) days following the Closing, Esch and NCEH shall use their reasonable best efforts to select a mutually acceptable third party escrow agent, which third party shall become the “Escrow Agent” hereunder upon execution of an applicable assignment from Olshan or a similar document which includes the precise obligations hereunder (which other escrow document may include such other customary terms applicable to escrow agents as are mutually acceptable to the parties).

B.	Release

Upon the occurrence of a Holdback Release Event, the Escrow Agent shall pay directly to you by check or wire (at your election) from escrow all or any remaining portion (as applicable) of the Bank Holdback Amount then held in escrow by the Escrow Agent.  For the avoidance of doubt, in the event that a Bank Payoff Event occurred and all or a portion of the Bank Holdback Amount was paid by the Escrow Agent to Signature Bank, NCEH shall have no liability to Esch for proceeds payable under the Acquisition Agreement (which proceeds were escrowed hereunder and paid to Signature Bank) other than in respect of amounts set forth in any issued Notes (as defined below) in accordance with the terms thereof.

A “Holdback Release Event” shall mean (1) the closing of (and initial funding to NCEH under) a new revolving bank facility (other than under the Loan Documents) for NCEH or the Company which provides committed working capital financing to NCEH or the Company on terms acceptable to NCEH in its absolute discretion and of a size materially comparable to the bank facility (including the term loan) under the Loan Documents or (2) the extension by Signature Bank of the Loan Documents (including the maturity of the revolving credit note) for a term extending to December 31, 2009 or later without (a) any adverse change in the terms of the Loan Documents (as of the date hereof) that is not immaterial (it being understood and agreed that an increase in the rate of interest by 1% or less shall be deemed immaterial) and (b) any requirement that additional equity capital in NCEH or the Company (or any of its subsidiaries) be contributed or raised.

 Upon the occurrence of a Bank Payoff Event (which may occur one or more times), the Escrow Agent shall release and pay from escrow all or such portion (as determined by NCEH upon written notice to the Escrow Agent) of the Bank Holdback Amount in cash to Signature Bank in satisfaction of all or a portion of amounts (principal and/or interest) outstanding due to Signature Bank under the Loan Documents; provided that, if Esch and NCEH deliver a Mutual Deferral Notice, then the Escrow Agent shall release such funds only upon subsequent direction by NCEH (provided that a Bank Payoff Event continues to apply).  A “Mutual Deferral Notice” shall mean a notice signed by both Esch and NCEH directing the Escrow Agent to not release all or any portion of the Bank Holdback Notice until further notice by NCEH.

A “Bank Payoff Event” shall mean:

(1) written notification by Signature Bank to the Company of the occurrence of any Event of Default (as defined in the Loan Documents) under the Loan Documents;

(2) written notification to the Company by Signature Bank of the termination of the Loan Agreement (or any termination or reduction in the committed financing thereunder) and/or notification of any mandatory repayment of principal by the Company under any of the Loan Documents (including the revolving credit note) or acceleration thereof;

(3) Signature Bank’s failure to acknowledge in a writing reasonably satisfactory to NCEH that Signature Bank does not possess liens on, or security interests in, any shares of stock in the Company or Wilhelmina Miami or any membership or other equity interests in the other Wilhelmina Transferred Companies, or Signature Bank’s failure or refusal to release any such liens held by Signature Bank on such shares of stock or on any membership or other equity interests (through the return of share certificates to the Company or other appropriate action as reasonably requested by Purchaser’s counsel) and, in either case, such failure (or refusal to release) continues for a period of thirty calendar days following the Closing Date; or

(4) written notification to NCEH or the Company by Signature Bank of any  requirement by Signature Bank that, in order to extend the term of the Loan Agreement, additional equity capital in NCEH or the Company (or any of its subsidiaries) is required to be contributed or raised.

An email communication shall be deemed written notification described in the foregoing clauses (1)-(4).

C.	Issuance of Notes

           In the event that the Escrow Agent pays Signature Bank any portion of the Bank Holdback Amount from escrow (any such payment, a “Payback Amount”) upon a Bank Payoff Event, NCEH shall promptly issue to Esch, in replacement thereof, a promissory note (a “Note”) in the form set forth as Exhibit A hereto in the principal amount of such Payback Amount.  NCEH may issue one or more such Notes to Esch, not to exceed an aggregate principal amount (between all such Notes) equal to the Bank Holdback Amount.  Notes shall be issued directly to Esch and shall not be held in escrow.

D.	Termination

This letter agreement shall terminate upon the release and payment by the Escrow Agent to Esch and/or to Signature Bank of all remaining amounts held in escrow pursuant to Section A.  The termination of this letter agreement shall have no effect on any Notes issued by NCEH pursuant to paragraph C above, which Notes shall remain in full force and effect.

E.	Other

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF NEW YORK.  EACH OF ESCH AND NCEH HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE PERSONAL AND SUBJECT MATTER JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND THE SUPREME COURT OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH OF ESCH AND NCEH HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW (A) ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT; AND (B) ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

EACH OF ESCH AND NCEH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

  This letter agreement and any Note issued pursuant to the terms hereof shall constitute the entire understanding between NCEH and Esch with respect to the subject matter hereof and supersedes all other agreements and understandings among NCEH and Esch with respect hereto. NCEH and Esch acknowledge and agree that the agreement set forth herein does not require any amendment to the Acquisition Agreement and shall operate as a standalone side agreement between NCEH and Esch.  Each of NCEH and Esch is represented by counsel in connection with the negotiation and execution hereof.

Please execute below to indicate your agreement to the terms hereof.

[Signature Page Follows]

[Signature Page to Esch Letter re Bank Holdback Amount]

Regards,

New Century Equity Holdings Corp.

/s/ John Murray
Name: John Murray
Title: Chief Financial Officer

Acknowledged and Agreed:

/s/ Horst Dieter Esch
Horst Dieter Esch